   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 8, 1995
                                                            REGISTRATION NO. 33-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                        ______________________________
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                        ______________________________

                         SUNGARD (R) DATA SYSTEMS INC.
            (Exact name of registrant as specified in its charter)

            DELAWARE                  1285 DRUMMERS LANE,         51-0267091
  (State or other jurisdiction of  WAYNE, PENNSYLVANIA 19087   (I.R.S. Employer
  incorporation or organization)       (610) 341-8700        Identification No.)

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                        ______________________________
                           LAWRENCE A. GROSS, ESQUIRE
                      VICE PRESIDENT AND GENERAL COUNSEL
                           SUNGARD DATA SYSTEMS INC.
                 1285 DRUMMERS LANE, WAYNE, PENNSYLVANIA 19087
                                (610) 341-8700
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                        ______________________________
                                  COPIES TO:
                           ARTHUR H. MILLER, ESQUIRE
                        BLANK, ROME, COMISKY & MCCAULEY
                               FOUR PENN CENTER
                       PHILADELPHIA, PENNSYLVANIA 19103
                        ______________________________
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment, please check the following box. [_]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
             TITLE OF                    AMOUNT            PROPOSED MAXIMUM        PROPOSED MAXIMUM       AMOUNT OF
    EACH CLASS OF SECURITIES             TO BE              OFFERING PRICE            AGGREGATE        REGISTRATION
          TO BE REGISTERED             REGISTERED              PER SHARE            OFFERING PRICE          FEE
-------------------------------------------------------------------------------------------------------------------------
           Common Stock,           405,334 shares/(1)/         29.25/(2)/        $11,856,019.50/(2)/       $4089
     par value $0.01 per share
-------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers shares owned by certain selling stockholders which shares may be offered from time to time by the selling stockholders for a period not to exceed 90 days from the effective date of this registration statement.

(2) Based upon the average of the last reported bid and asked prices of the Common Stock as reported by The Nasdaq Stock Market on December 5, 1995, estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED DECEMBER 8, 1995


                                  PROSPECTUS
                                  ----------

                         SUNGARD (R) DATA SYSTEMS INC.

                        405,334 SHARES OF COMMON STOCK

          The shares offered hereby (the "Shares") consist of 405,334 shares of common stock, $.01 par value per share (the "Common Stock"), of SunGard Data Systems Inc., a Delaware corporation ("SunGard"), which are owned by the selling stockholders listed herein under "Selling Stockholders" (collectively, the "Selling Stockholders"). The Shares may be offered from time to time by the Selling Stockholders for a period not to exceed 90 days after the date of this Prospectus, except as may be extended by SunGard in accordance with the Registration Rights Agreement dated August 31, 1995 by and among Intelus Corporation, a Delaware corporation ("Intelus"), all the stockholders of Intelus as of August 31, 1995 and SunGard (the "Registration Rights Agreement"). SunGard shall pay its own legal and accounting fees, all legal fees relating to state securities or "blue sky" filings and all printing fees incurred in connection herewith. Each Selling Stockholder shall pay his, her or its proportionate share of all other expenses incurred by SunGard in connection herewith, including all registration and filing fees attributable to the registration of the Shares, all state securities law or "blue sky" filing fees and a proportionate share of the filing fee payable to the National Association of Securities Dealers, Inc., and any other expenses incurred by the Selling Stockholder. SunGard will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

          The Selling Stockholders have not advised SunGard of any specific plans for the distribution of the Shares covered by this Prospectus, but it is anticipated that the Shares will be sold from time to time primarily in transactions (which may include block transactions) on the Nasdaq National Market of The Nasdaq Stock Market at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise. The Selling Stockholders and the brokers and dealers through whom sale of the Shares may be made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and their commissions or discounts and other compensation may be regarded as underwriters' compensation. See "Plan of Distribution."

          SunGard's Common Stock is quoted on the Nasdaq National Market of The Nasdaq Stock Market under the symbol "SNDT." On December __, 1995, the last reported closing price of the Common Stock was $______ per share.


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


                              __________________

              THE DATE OF THIS PROSPECTUS IS DECEMBER ____, 1995.

                             AVAILABLE INFORMATION


        SunGard has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act (the "Registration Statement") with respect to the registration of SunGard Common Stock owned by the Selling Stockholders. This Prospectus constitutes a part of the Registration Statement and, in accordance with the rules of the Commission, omits certain of the information contained in the Registration Statement. For such information, reference is made to the Registration Statement and the exhibits thereto.

        SunGard is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement, as well as such reports, proxy statements and other information, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at Seven World Trade Center, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, such materials and other information concerning SunGard can be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20006.

        THIS PROSPECTUS INCORPORATES BY REFERENCE CERTAIN DOCUMENTS THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUNGARD HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL DOCUMENTS AND INFORMATION THAT HAVE BEEN INCORPORATED BY REFERENCE HEREIN (NOT INCLUDING EXHIBITS THERETO UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN). SUCH DOCUMENTS AND INFORMATION ARE AVAILABLE UPON REQUEST FROM SUNGARD DATA SYSTEMS INC., 1285 DRUMMERS LANE, WAYNE, PENNSYLVANIA 19087, ATTENTION:
INVESTOR RELATIONS; TELEPHONE: (610) 341-8700.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by SunGard with the Commission are hereby incorporated by reference in this Prospectus: (1) SunGard's Annual Report on Form 10-K for the fiscal year ended December 31, 1994; (2) SunGard's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1995, June 30, 1995, and September 30, 1995; (3) SunGard's Definitive Proxy Statement in connection with its 1995 Annual Meeting of Stockholders; (4) SunGard's Current Reports on Form 8-K filed on October 6, 1995, October 20, 1995 and November 1, 1995; and (5) the description of SunGard Common Stock that is incorporated by reference in SunGard's Registration Statement on Form 8-A filed on February 14, 1986, including any amendments or reports filed for the purpose of updating such description.

        All documents filed by SunGard pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

                                  THE COMPANY


        SunGard is a computer service and application software company. SunGard is a large specialized provider of proprietary investment support systems, is the pioneer and a leading provider of comprehensive computer disaster recovery services, and also provides proprietary healthcare information systems and other computer services. SunGard is a Delaware corporation that was organized in 1982. SunGard's principal executive offices are located at 1285 Drummers Lane, Wayne, Pennsylvania, 19087, and its telephone number is (610) 341-8700.



                                USE OF PROCEEDS


        SunGard will not receive any proceeds from the sale of the Shares by the Selling Stockholders.



                              SELLING STOCKHOLDERS


        The following table sets forth certain information as of the date of this Prospectus regarding the ownership of shares of SunGard Common Stock of each Selling Stockholder and as adjusted to give effect to the sale of the Shares offered hereby. All of the Shares being offered by the Selling Stockholders were acquired by them as a result of the acquisition by SunGard of Intelus. The Shares are being registered to permit public secondary trading in the Shares and the Selling Stockholders may offer the Shares for resale from time to time. See "Plan of Distribution."

                                                                           # OF SHARES        % OF SHARES
NAME OF SELLING             # OF SHARES OWNED       # OF SHARES BEING      OWNED AFTER        OWNED AFTER
STOCKHOLDER                 BEFORE THE OFFERING     OFFERED FOR SALE       THE OFFERING       THE OFFERING
-----------------           -------------------     ----------------       ------------       ------------
ACO (c/o William Newlin)           2,526                   2,526               --                  --
Kirk D. Brown/1/                   6,247                   6,247               --                  --
CEO Venture Fund                 264,893                 264,893               --                  --
James Colker                       2,994                   2,994               --                  --
Fred L. Forman                     1,306                   1,306               --                  --
Gary P. Golding                      382                     382               --                  --
Jan Lodal                        407,923                  96,721           311,202                 *
James F. Minihan                   8,846                   7,961               885                 *
Sarah B. Murray                      336                     302                34                 *
William R. Newlin                    468                     468               --                  --
William J. Perry/Leonilla            672                     605                67                 *
 G. Perry, Trustees
John M. Seidl                      1,306                   1,306               --                  --
Sidney N. Stone                      539                     485                54                 *
Howard L. Tischler/2/             30,535                  15,620            14,915                 *
Robert P. Volono                   2,072                   1,865               207                 *
Nancy L. Weil                        403                     363                40                 *
Philip J. Williamson               1,433                   1,290               143                 *

_________________________________

      *Less than one (1) percent of the outstanding Common Stock of Sungard.

  /1/ Mr. Brown is President - Financial Systems Group of Intelus Corporation, a wholly-owned subsidiary of SunGard.

  /2/ Mr. Tischler is President - Health Care Systems Group of Intelus
      Corporation, a wholly-owned subsidiary of SunGard.

                             PLAN OF DISTRIBUTION

        The Shares offered hereby by the Selling Stockholders may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market (including the Nasdaq National Market of The Nasdaq Stock Market), or otherwise at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between the Selling Stockholders and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 might be sold under Rule 144 rather than pursuant to this Prospectus.

        Upon SunGard being notified by a Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, disclosing (a) the name of each such broker-dealer, (b) the number of Shares involved, (c) the price at which such Shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,
(e) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented, and (f) other facts material to the transaction.

        The Registration Statement shall remain effective until the earlier of
(i) the date on which all of the Shares included in the Registration Statement have been distributed to the public and (ii) 90 days after the Registration Statement is first declared effective by the Commission, except as may be extended by SunGard in accordance with the Registration Rights Agreement.

        SunGard shall pay its own legal and accounting fees, all legal fees relating to state securities or "blue sky" filings and all printing fees incurred in connection with the registration of the Shares. Each Selling Stockholder shall pay his or her proportionate share of all other expenses incurred by SunGard in connection herewith, including all registration and filing fees attributable to the registration of the Shares, all state securities law or "blue sky" filing fees and a proportionate share of the filing fee payable to the National Association of Securities Dealers, and all other fees and expenses incurred by a Selling Stockholder. Any commissions, discounts or other fees payable to broker-dealers in connection with any sale of the Shares will be borne by the Selling Stockholder selling such Shares.

        SunGard has agreed to indemnify the Selling Stockholders in certain circumstances, against certain liabilities, including liabilities arising under the Securities Act. Each Selling Stockholder has agreed to indemnify SunGard and its directors, and its officers who sign the Registration Statement against certain liabilities, including liabilities arising under the Securities Act.

          UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT DATA

        The Unaudited Pro Forma Combined Condensed Income Statement Data assumes that SunGard's acquisitions by merger of MACESS Corporation ("MACESS"), Renaissance Software Inc. ("Renaissance") and Intelus (collectively, the "Mergers") had occurred on January 1, 1992, combining the results of SunGard, MACESS, Renaissance and Intelus for the nine months ended September 30, 1995 and 1994 and for each of the three years in the period ended December 31, 1994, with each of the Mergers accounted for on a pooling-of-interests basis. The pro forma information is provided for illustrative purposes only and is not necessarily indicative of the results of operations that actually would have been obtained if the Mergers had been effected on the dates indicated or of the results that may be obtained in the future. Unaudited pro forma combined condensed balance sheet data as of September 30, 1995 and December 31, 1994 are not provided herein because the Mergers would not have had a material effect on SunGard's historical consolidated balance sheets. During the nine month period ended September 30, 1995, SunGard has completed five business acquisitions accounted for as purchases. Pro forma data for these acquisitions are not presented since the financial condition and results of operations as reported in SunGard's historical financial statements would not be materially different.

        The Unaudited Pro Forma Combined Condensed Income Statement Data should be read in conjunction with the historical financial statements and the related notes thereto of SunGard, MACESS, Renaissance and Intelus, all of which are incorporated by reference herein or are available from SunGard upon written request.

                                            NINE MONTHS ENDED
                                               SEPTEMBER 30,                     YEARS ENDED DECEMBER 31,
                                        -------------------------       ---------------------------------------
                                          1995             1994           1994           1993            1992
                                        --------         --------       --------       --------        --------
 REVENUES (AS REPORTED):
   SunGard...........................   $378,723         $316,652       $437,190       $381,372        $324,570
   MACESS............................      9,810            7,585         10,315          6,470           1,872
   Renaissance/(1)/..................     10,729            7,542         12,527         10,271           9,054
   Intelus...........................      7,111 /(5)/      5,827          6,965          6,296           4,795
                                        --------         --------       --------       --------        --------
 Pro Forma Combined..................   $406,373         $337,606       $466,997       $404,409        $340,291
                                        ========         ========       ========       ========        ========

 NET INCOME (AS REPORTED):
   SunGard...........................   $ 35,347         $ 30,585       $ 43,087       $ 38,474/(6)/   $ 25,808
   MACESS............................      1,846            1,737          2,030          1,108             119
   Renaissance/(1)/..................      2,157            1,164/(7)/     2,377            985/(7)/      1,418
   Intelus...........................        (94)/(5)/       (164)        (1,052)           662              21
                                        --------         --------       --------       --------        --------
 Pro Forma Combined/(2)/.............   $ 39,256         $ 33,322       $ 46,442       $ 41,229        $ 27,366
                                        ========         ========       ========       ========        ========

 FULLY DILUTED NET INCOME
 PER COMMON SHARE:/(3)/
   SunGard (as reported).............   $   0.91         $   0.79       $   1.12       $   1.04/(6)/   $   0.79
                                        ========         ========       ========       =========       ========
   Pro Forma Combined................   $   0.92         $   0.78       $   1.08       $   1.00        $   0.75
                                        ========         ========       ========       =========       ========

 SHARES USED TO COMPUTE FULLY
 DILUTED NET INCOME PER
 COMMON SHARE:
   SunGard (as reported)/(4)/........     38,649           38,512         38,502         38,352          37,982
   MACESS............................      1,990            1,990          1,990          1,990           1,990
   Renaissance/(1)/..................      1,513            1,513          1,513          1,513           1,513
   Intelus...........................        543 /(8)/        810            810            810             810
                                        --------         --------       --------       --------        --------
 Pro Forma Combined..................     42,695           42,825         42,815         42,665          42,295
                                        ========         ========       ========       ========        ========

/(1)/ The fiscal year of Renaissance ends March 31. For purposes of the pro forma financial information presented above, the fiscal years ended March 31, 1995, 1994 and 1993 are included in the 1994, 1993 and 1992 columns, respectively. Interim nine month information is presented on a calendar year basis.

/(2)/ Excludes merger costs which are estimated to be approximately $4.5 million.

/(3)/ Fully diluted net income per common share includes assumed interest expense savings on convertible subordinated debentures, net of income taxes, of $1,565 and $4,337 in 1993 and 1992, respectively. The debentures were converted into SunGard Common Stock on May 12, 1993.

/(4)/ All shares have been adjusted for the two-for-one stock split which occurred in July 1995.

/(5)/ Represents the results for the six months ended June 30, 1995 as the results for the three months ended September 30, 1995 are included in SunGard results as reported.

/(6)/ 1993 includes after-tax gain on sale of product line of $3,371, or $0.09 per share on a fully diluted basis.

/(7)/ Includes after-tax charges of $1,150 and $164 during the fiscal year ended March 31, 1994 and the nine months ended September 30, 1994, respectively, in connection with the settlement of litigation.

/(8)/ Represents the incremental shares assumed to be outstanding for the six months ended June 30, 1995. The incremental shares for the three months ended September 30, 1995 are included in SunGard (as reported) shares.

                                 LEGAL OPINION

        The validity of the Shares of Common Stock offered hereby will be passed upon for SunGard by Blank, Rome, Comisky & McCauley, Philadelphia, Pennsylvania.

                                    EXPERTS

        The consolidated balance sheets of SunGard and subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994 have been incorporated by reference in this Prospectus and in the Registration Statement in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

        The balance sheets of Intelus Corporation as of December 31, 1994 and 1993 and the related statements of income, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1994 have been incorporated by reference in this Prospectus and in the Registration Statement in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

        The financial statements of MACESS Corporation as of December 31, 1994 and 1993 and for the years then ended have been incorporated by reference in this Prospectus and in the Registration Statement in reliance upon the report of Ernst & Young LLP, independent auditors, given on the authority of that firm as experts in accounting and auditing.

        The consolidated financial statements of Renaissance Software Inc. for the year ended March 31, 1995 incorporated in this Registration Statement on Form S-3 of SunGard Data Systems Inc. by reference from SunGard Data Systems Inc.'s Form 8-K filed October 6, 1995 have been audited by Deloitte & Touche LLP, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

===================================      =======================================



  No dealer, salesman or other                      405,334 Shares
person has been authorized to give
any information or to make any
representations other than those
contained in this Prospectus and,
if given or made, such information
or representations must not be                 SUNGARD DATA SYSTEMS INC.
relied upon as having been
authorized by SunGard or the
Selling Stockholders. This
Prospectus does not constitute an
offer to sell or a solicitation of
an offer to buy to any person in
any jurisdiction in which such
offer or solicitation would be
unlawful or to any person to whom
it is unlawful. Neither the
delivery of this Prospectus nor any                  Common Stock
offer or sale made hereunder shall,
under any circumstances, create any
implication that there has been no
change in the affairs of SunGard or
that information contained herein
is correct as of any time
subsequent to the date hereof.
                                                    _______________

                                                       PROSPECTUS
          _______________                           _______________




         TABLE OF CONTENTS

                                Page
                                ----
Available Information............  2
Incorporation of Documents
  by Reference...................  2
The Company......................  3                December   , 1995
Use of Proceeds..................  3
Selling Stockholders.............  3
Plan of Distribution.............  4
Unaudited Pro Forma Combined
  Condensed Income Statement Data  5
Legal Opinion....................  6
Experts..........................  6

====================================       =================================

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table shows the estimated expenses of the issuance and distribution of the securities offered hereby.

  SEC registration fee paid by Selling Stockholders.............. $  4089
  Nasdaq listing fee paid by Selling Stockholders................    7795
  Nasdaq listing fee paid by Company.............................    9705
  London Stock Exchange fee......................................    7000
  Legal fees and expenses........................................    5000
  Accounting fees and expenses...................................    7500
  Miscellaneous..................................................    1500
                                                                   ------
    Total........................................................ $42,589

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by third parties and in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees and agents, against expenses (including attorney's fees) and, in the case of actions, suits or proceedings brought by third parties, against judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding.

  SunGard's Bylaws provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law.

  As permitted by the Delaware General Corporation Law, SunGard has adopted an amendment to its Amended and Restated Certificate of Incorporation to eliminate the personal liability of its directors to SunGard and its stockholders, in certain circumstances, for monetary damages arising from a breach of the director's duty of care. Additionally, SunGard has entered into indemnification agreements (in the form approved by SunGard's stockholders at its 1987 Annual Meeting) with each of its directors and officers. These agreements provide indemnification to the fullest extent permitted by law and, in certain respects, provide greater protection than that specifically provided by the Delaware General Corporation Law. The agreements do not provide indemnification for, among other things, conduct that is adjudged to be fraud, deliberate dishonesty or willful misconduct.

  SunGard has obtained directors' and officers' liability insurance that covers certain liabilities, including liabilities to SunGard and its stockholders, in the amount of $20 million.

 ITEM 16.  EXHIBITS

 NUMBER                                DOCUMENT
 ------   ---------------------------------------------------------------------

 5.1 Opinion of Blank, Rome, Comisky & McCauley as to the validity of the issuance of the shares of SunGard Common Stock to be registered.
23.1      Consent of Coopers & Lybrand L.L.P. with respect to SunGard.
23.2      Consent of Coopers & Lybrand L.L.P. with respect to Intelus
          Corporation.
23.3      Consent of Ernst & Young LLP with respect to MACESS Corporation.
23.4      Consent of Deloitte & Touche LLP with respect to Renaissance Software
          Inc.
23.3      Consent of Blank, Rome, Comisky & McCauley (included in Exhibit 5.1).
24.1      Power of attorney of certain signatories (included on the Signature
          Page).

 ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date to the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of SunGard pursuant to the foregoing provisions, or otherwise, SunGard has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by SunGard of expenses incurred or paid by a director, officer or controlling person of SunGard in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, SunGard will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       SIGNATURES AND POWER OF ATTORNEY


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS OF FOR FILING ON FORM S-3 HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHOR IZED, IN WAYNE, PENNSYLVANIA, ON THE DATE INDICATED.


                                     SUNGARD DATA SYSTEMS INC.


  Date:  December 8, 1995            By:          /s/ James L. Mann
                                        ----------------------------------------
                                                      JAMES L. MANN,
                                        CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                          OFFICER


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY AUTHORIZES JAMES L. MANN AND MICHAEL J. RUANE AND EACH OF THEM, AS ATTORNEY-IN-FACT, TO SIGN ON HIS BEHALF INDIVIDUALLY AND IN EACH CAPACITY STATED BELOW, AND TO FILE, ANY AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT.

           SIGNATURE            CAPACITY                                DATE
           ---------            --------                                ----
      /s/ James L. Mann         Chief Executive Officer,              December 8, 1995
  -----------------------------
          JAMES L. MANN         President, and Chairman
                                of the Board of Directors
                                (principal executive officer)

     /s/ Michael J. Ruane       Chief Financial Officer and           December 8, 1995
  -----------------------------
         MICHAEL J. RUANE       Vice President-Finance
                                (principal financial officer)

    /s/ Andrew P. Bronstein     Vice President and Controller         December 8, 1995
  -----------------------------
        ANDREW P. BRONSTEIN     (principal accounting officer)

    /s/ Gregory S. Bentley      Director                              December 8, 1995
  -----------------------------
        GREGORY S. BENTLEY

    /s/ Michael C. Brooks       Director                              December 8, 1995
  -----------------------------
        MICHAEL C. BROOKS

    /s/ Albert A. Eisenstat     Director                              December 8, 1995
  -----------------------------
        ALBERT A. EISENSTAT

     /s/ Bernard Goldstein      Director                              December 8, 1995
  -----------------------------
         BERNARD GOLDSTEIN

       /s/ Michael Roth         Director                              December 8, 1995
  -----------------------------
           MICHAEL ROTH

    /s/ Malcolm I. Ruddock      Director                              December 8, 1995
  -----------------------------
        MALCOLM I. RUDDOCK

   /s/ Lawrence J. Schoenberg   Director                              December 8, 1995
  -----------------------------
       LAWRENCE J. SCHOENBERG

                                 EXHIBIT INDEX

  NUMBER                         DOCUMENT
  ------                         --------

  5.1 Opinion of Blank, Rome, Comisky & McCauley as to the validity of the issuance of the shares of SunGard Common Stock to be registered.
  23.1    Consent of Coopers & Lybrand L.L.P. with respect to SunGard.
  23.2    Consent of Coopers & Lybrand L.L.P. with respect to Intelus
          Corporation.
  23.3    Consent of Ernst & Young LLP with respect to MACESS Corporation.
  23.4    Consent of Deloitte & Touche LLP with respect to Renaissance Software
          Inc.
  23.3    Consent of Blank, Rome, Comisky & McCauley (included in Exhibit 5.1).
  24.1    Power of attorney of certain signatories (included on the Signature
          Page).